EXHIBIT 99.1




                                                                    News Release





                       Contact:    Glen Y. Sato
                                   Chief Financial Officer
                                   Exelixis, Inc.
                                   (650) 837-7565
                                   gsato@exelixis.com
                                   ------------------


                        EXELIXIS ANNOUNCES FIRST QUARTER
                             2003 FINANCIAL RESULTS

SOUTH SAN FRANCISCO, Calif. - May 7, 2003 - Exelixis, Inc. (Nasdaq: EXEL) today reported financial results for the quarter ended March 31, 2003.

For the quarter ended March 31, 2003, the company reported a net loss of approximately $23.1 million, or $0.39 per share, under generally accepted accounting principles (GAAP), compared to a net loss of $18.4 million, or $0.33 per share, for the quarter ended March 31, 2002. For the quarter ended March 31, 2003, the company reported a non-GAAP net loss of approximately $22.4 million, or $0.38 per share, excluding discontinued operations and non-cash charges for stock compensation and amortization of intangibles. For the quarter ended March 31, 2002, the comparable non-GAAP net loss was approximately $17.0 million, or $0.31 per share. A reconciliation of GAAP net loss to non-GAAP net loss is set forth at the end of this press release.

At March 31, 2003, cash, cash equivalents, short-term investments and restricted cash totaled approximately $203.9 million compared to $222.0 million at December 31, 2002.

For the quarter ended March 31, 2003, total revenues were approximately $12.3 million, compared to $11.5 million for the same period of 2002. The increase from 2002 to 2003 was driven primarily by revenue from our October 2002 corporate collaboration with SmithKlineBeecham Corporation (GlaxoSmithKline) partially offset by the reduction in revenue from the conclusion of our Pharmacia relationship in February 2002.

Research and development expenses for the quarter ended March 31, 2003 were $30.3 million, including stock compensation expense of $0.2 million, compared to $26.2 million, including stock compensation $0.5 million, for the equivalent period of 2002. The increase in the quarter from the 2002 levels was driven primarily by an increase in personnel costs and activities related to advancing our clinical and preclinical development programs. These activities included: completing regulatory toxicology testing of XL784 and successfully filing the IND application at the end of the quarter; advancing a new series of development candidates and back-up compounds into preclinical testing in anticipation of filing additional IND applications; manufacturing of those compounds to support preclinical studies; building additional infrastructure in clinical development to support an expanding clinical pipeline; and completion of the manufacturing of XL119, our rebeccamycin analogue, to support initiation of registration trials later in 2003.

General and administrative expenses for the quarter ended March 31, 2003 were $5.2 million, including stock compensation expense of $0.2 million, compared to $4.7 million, including stock compensation of $0.3 million, for the equivalent period of 2002.

"We delivered a strong and productive quarter with respect to our financial and research and development goals," said George A. Scangos, PhD., president and chief executive officer. "The highlight of the quarter was the successful filing of our company's first IND application for a proprietary compound, XL784. We believe that this was an important step in our maturation and evolution into a product-focused company. We believe that XL784 will be the first of many promising compounds to emerge from our gene-to-drug discovery platform that advance into the clinic, enabling us to fuel our pipeline growth and fulfill our obligations to our partners as well as our internal development goals. We currently have an active IND application, and we plan to initiate Phase 1 first-in-man studies in healthy volunteers in the second quarter of 2003."

Continued Dr. Scangos: "During the quarter, we also made significant progress in planning the registration program for XL119, our rebeccamycin analogue, as a potential treatment for hepatobiliary tumors. We remain on track to initiate registration trials later this year, pending conclusion of discussions with the FDA concerning trial design. We believe we continued to perform well in all other operational areas of the company, and all of our corporate alliances are also on track. In short, we believe we are making good progress toward meeting our development, strategic and financial management goals for the year."

Outlook
-------

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Except as expressly set forth below, these statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be closed or entered into after March 31, 2003.

With respect to financial expectations for the second quarter of 2003 compared to the first quarter, we expect our revenues to increase in the range of 3 to 8%. We expect our operating expenses, excluding non-cash charges, to increase by 6 to 11% as we continue to focus our efforts on preclinical and clinical activities including: initiating Phase 1 safety trials for XL784; advancing development candidates through preclinical testing with the goal of filing additional INDs; advancing XL119, our rebeccamycin analogue, into registration trials; and as we continue to support our existing collaborations.

The split-out of our German subsidiary, Artemis Pharmaceuticals GmbH, continues to progress and we expect to complete a transaction in the second quarter. Approximately $1.0 million of expenses originally expected to be incurred in the first quarter of 2003 related to the split-out of Artemis activities, is expected to be incurred in the second quarter due to the timing of efforts to finalize the split-out. In addition to these activities, we will continue to review our worldwide operating expenses throughout the remainder of the year considering both our research and development goals and meeting our cash burn objectives for the year.

Exelixis, Inc. (Nasdaq: EXEL) is a leading genomics-based drug discovery company dedicated to the discovery and development of novel therapeutics. The company is leveraging its fully integrated gene-to-drug platform to fuel the growth of its proprietary drug pipeline. Exelixis has established broad corporate alliances with major pharmaceutical and biotechnology companies, including GlaxoSmithKline, Bristol-Myers Squibb, and Protein Design Labs. The company has also established agricultural research collaborations with Bayer CropScience, Dow Agrosciences and Renessen. Other partners include Merck, Schering-Plough Research Institute, Cytokinetics, Elan and Scios. For more information, please visit the company's web site at www.exelixis.com.
                                -----------------

Exelixis' management will discuss the company's first quarter 2003 financial results and outlook during a conference call beginning at 5:00 p.m. U.S. EDT today, Wednesday, May 7, 2003. To participate in the conference call, log onto www.exelixis.com/ir and click on the webcast link to access the live call. A
-------------------
copy of Exelixis' press releases, including this release, can be found on the company's website at www.exelixis.com under the heading "News".
                     ----------------

This press release contains forward-looking statements, including without limitation the matters discussed in the "Recent Developments" and "Outlook" sections. These forward-looking statements are based upon Exelixis' current expectations. Forward-looking statements involve risks and uncertainties. Exelixis' actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of many factors, including Exelixis' ability to enter into new collaborations, continue existing collaborations, and receive milestones and royalties derived from future products developed from its research efforts under collaborative agreements; the rate of growth, if any, in license and contract revenues; the timing and level of expenses associated with the growth of proprietary programs and the GlaxoSmithKline collaboration; the ability to successfully identify and develop compounds against proprietary targets and advance compounds against those targets into clinical development; the amount and timing of investments in manufacturing and clinical development of its rebeccamycin analogue, XL119, currently in Phase 2 clinical studies; the timing of entry , if ever, of XL 119 into a registration clinical program; and the timing of entry of patients into Phase 1 clinical studies and the commercial potential for its initial proprietary small molecule compound, XL784. These and other risk factors are discussed under "Risk Factors" and elsewhere in Exelixis' Annual Report on Form 10-K for the year ended December 31, 2002 and other SEC reports. Exelixis expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Exelixis and the Exelixis logo are registered U.S. trademarks.

                                       ##

                                 EXELIXIS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                                      Three Months Ended March 31,
                                                                     -----------------------------
                                                                        2003               2002
                                                                     ----------         ----------
                                                                              (unaudited)
Revenues:
  Contract and government grants                                      $   9,202         $   8,909
  License                                                                 3,128             2,633
                                                                      ----------        ----------
    Total revenues                                                       12,330            11,542
                                                                      ----------        ----------

Operating expenses:
  Research and development (a)                                           30,303            26,190
  General and administrative (b)                                          5,168             4,676
  Amortization of intangibles                                               166               166
                                                                      ----------        ----------
    Total operating expenses                                             35,637            31,032
                                                                      ----------        ----------

Loss from operations                                                    (23,307)          (19,490)

Other income (expense):
  Interest income and other, net                                          1,261             2,187
  Interest expense                                                         (917)             (704)
                                                                      ----------        ----------
    Total other income                                                      344             1,483
                                                                      ----------        ----------

Loss from continuing operations before income taxes                     (22,963)          (18,007)

Provision for income taxes                                                  (95)                -
                                                                      ----------        ----------

Loss from continuing operations                                         (23,058)          (18,007)

Loss from operations of discontinued segment - Genomica Corporation           -              (414)
                                                                      ----------        ----------

Net loss                                                              $ (23,058)         $(18,421)
                                                                      ==========        ==========

Loss per share from continuing operations                             $   (0.39)         $  (0.32)

Loss per share from discontinued operations                                   -             (0.01)
                                                                      ----------        ----------

Net loss per share, basic and diluted                                 $   (0.39)        $   (0.33)
                                                                      ==========        ==========

Shares used in computing basic and diluted net loss per share            59,261            55,654
                                                                      ==========        ==========

(a) Includes stock compensation expense of $198,000 and $482,000 for the three months ended March 31, 2003 and 2002, respectively.

(b) Includes stock compensation expense of $246,000 and $336,000 for the three months ended March 31, 2003 and 2002, respectively.


                                 EXELIXIS, INC.
            RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS (1)
                    (in thousands, except per share amounts)


                                                                     Three Months Ended March 31,
                                                                     -----------------------------
                                                                          2003          2002
                                                                     -------------  -------------
                                                                              (unaudited)
GAAP net loss                                                        $    (23,058)  $    (18,421)
  Add:
  Loss from operations of discontinued segment Genomica corporation             -            414
  Non-cash charges for amortization of intangibles                            166            166
  Non-cash charges for stock compensation expense                             444            818
                                                                     -------------  -------------
   Non-GAAP net loss                                                 $    (22,448)  $    (17,023)
                                                                     =============  =============


Non-GAAP net loss per share, basic and diluted                       $      (0.38)  $      (0.31)
                                                                     =============  =============

Shares used in computing basic and diluted
  Non-GAAP net loss per share                                              59,261         55,654
                                                                     =============  =============

(1) These non-GAAP amounts are intended to illustrate the company's results from operations excluding discontinued operations and certain non-cash charges, including (a) stock-based compensation expense and (b) amortization of purchased intangibles related to business combinations. Management of the company believes the non-GAAP results are a useful measure of the company's results from continuing operations, excluding the non-cash charges, which, in management's view, are not necessarily reflective of or directly attributable to operations. These non-GAAP results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

                                 EXELIXIS, INC.
                        CONSOLIDATED BALANCE SHEET DATA
                                 (in thousands)

                                                   March 31,    December 31,
                                                     2003         2002 (2)
                                                -------------- --------------
                                                 (unaudited)
Cash, cash equivalents, short-term investments   $    203,870  $      221,987
  and restricted cash

Working capital                                       148,042         173,153

Total assets                                          320,829         339,113

Stockholders' equity                                  155,536         175,920

(2) Derived from the audited consolidated financial statements


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